UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2021

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)
(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Titan International, Inc. (the “Company”) announced that Tony Eheli has been appointed Vice President and Chief Accounting Officer and will serve as the Company’s principal accounting officer, effective as of March 8, 2021. In connection with Mr. Eheli’s appointment, David A. Martin ceased his service as the Company’s principal accounting officer on March 8, 2021; however, he will continue to serve in his role as Senior Vice President and Chief Financial Officer and as the Company’s principal financial officer.

Mr. Eheli, age 43, previously served as a Global Director of Financial Planning and Analysis at Danaher Corporation, and was the Global Corporate Controller of two separate division of Danaher Corporation previously. Prior to his employment at Danaher Corporation, Mr. Eheli was an audit manager for PriceWaterhouseCoopers. Mr. Eheli obtained his Masters of Business Administration in Finance at the University of Chicago’s Booth School of Business and his Bachelor’s degree in Banking and Finance from the University of Nigeria.

Mr. Eheli was granted $100,000 worth of the Company’s restricted common stock, subject to the award letter and three year vesting period, in connection with his appointment as Vice President and Chief Accounting Officer. The number of shares of common stock issued will be based on the closing price of the Company’s common stock on March 25, 2021, the date of the grant.

There are no family relationships between Mr. Eheli and any director or executive officer of the Company, and there are no relationships or related transactions between Mr. Eheli and the Company that would be required to be reported under Item 404 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	March 11, 2021	By:	/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Secretary and General Counsel